Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 3, 2023 (this “Amendment”), is entered into by and among STEVEN MADDEN, LTD., a Delaware corporation (the “Lead Borrower”), THE OTHER LOAN PARTIES PARTY HERETO, THE LENDERS PARTY HERETO, and CITIZENS BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Lead Borrower, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of July 22, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof immediately before giving effect to this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”);

WHEREAS, the Lead Borrower has requested that the Administrative Agent and the Lenders party hereto agree, and the Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Existing Credit Agreement as set forth herein; and

WHEREAS, each Loan Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Existing Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

Section 2. Amendment to Existing Credit Agreement. Subject to the satisfaction (or waiver in accordance with Section 10.2 of the Existing Credit Agreement) of the conditions precedent set forth in Section 3 and in reliance upon the representations and warranties of the Loan Parties set forth in Section 4, effective as of the Amendment Effective Date (as defined below), the terms of the Existing Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in Annex I attached hereto.

Section 3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof (the “Amendment Effective Date”) so long as on or prior to the date hereof, each of the following conditions shall have been satisfied (except for any condition that is waived in accordance with Section 10.2 of the Existing Credit Agreement), and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent:

(a) this Amendment shall have been duly executed and delivered by the Lead Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders;

(b) the Administrative Agent shall have received duly executed copies of the CIT Factoring Agreement and the CIT Assignment and Intercreditor Agreement;

(c) the representations and warranties of each Loan Party set forth in Article 5 of the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(d) no Default or Event of Default shall exist or would result from the execution of this Amendment or the transactions contemplated hereby; and

(e) the Administrative Agent shall have received satisfactory evidence that all fees, expenses and disbursements required to be paid in connection with this Amendment (including, without limitation, all reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent to the extent invoiced at least one Business Day prior to the date hereof) have been paid in full.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Amendment signed and dated as of such date. The Administrative Agent shall notify the parties hereto of the Amendment Effective Date on the date hereof, and such notice shall be conclusive and binding.

Section 4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders, on and as of the date hereof, that:

(a) the representations and warranties of each Loan Party set forth in Article 5 of the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(b) no Default or Event of Default exists or will result from the execution of this Amendment;

(c) the execution, delivery and performance by each Loan Party of this Amendment and each other Loan Document entered into in connection herewith to which such Loan Party is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party’s corporate, limited liability company or other analogous powers, have been duly authorized by all necessary corporate, limited liability company or other analogous action required to be obtained by such Loan Parties, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law applicable to such Loan Party or its property; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(d) this Amendment and each other Loan Document entered into in connection herewith has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(e) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document entered into in connection herewith to which it is a party, or for the consummation of the transactions contemplated hereby and thereby, except for the approvals, consents, exemptions, authorizations, actions, agreements, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

Section 5. Effect on Loan Documents.

(a) On and after the Amendment Effective Date, each reference in any Loan Document, and in any other document or instrument incidental thereto, to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and each reference in the Existing Credit Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall mean, from and after the Amendment Effective Date, the Amended Credit Agreement.

(b) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) Except as specifically amended herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or any other Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Loan Documents.

(d) Each party hereto acknowledges and agrees that, on and after the date hereof, this Amendment shall constitute a Loan Document for all purposes under the Amended Credit Agreement.

Section 6. Non-reliance on Administrative Agent. Each Lender party hereto acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender party hereto also acknowledges that it will, without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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Section 7. Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party and subject to the amendments contemplated hereby, each Loan Party (a) acknowledges and agrees, as of the date hereof, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Loan Documents.

Section 8. [Reserved].

Section 9. [Reserved].

Section 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11. Miscellaneous.

(a) Except as expressly amended hereby, the provisions of the Loan Documents are and shall remain in full force and effect.

(b) This Amendment is binding against each party hereto and its successors and permitted assigns.

(c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(d) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) In accordance with Section 10.3(a) of the Amended Credit Agreement, the Loan Parties, jointly and severally, shall pay all reasonable, documented and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, including, without limitation, reasonable, documented and invoiced attorneys’ fees and expenses,

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

STEVEN MADDEN, LTD., as the Lead Borrower and a Borrower

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Chief Financial Officer

MADDEN INTERNATIONAL LIMITED, as a Guarantor

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Director

ADESSO-MADDEN, INC.
B. B. DAKOTA, INC.,
CEJON ACCESSORIES, INC.,
DANIEL M. FRIEDMAN & ASSOCIATES, INC.,
DIVA ACQUISITION CORP.,
DOLCE VITA FOOTWEAR, INC.,
DOLCE VITA HOLDINGS, INC.,
DV RETAIL INC.,
GREATS BRAND INC.,
REPORT FOOTWEAR, INC.,
STEVEN MADDEN RETAIL, INC.,
SCHWARTZ & BENJAMIN, INC. and
THE TOPLINE CORPORATION, each as a Guarantor

By:	/s/ Zine Mazouzi
Name:	Zine Mazouzi
Title:	Treasurer

[Signature Page to Second Amendment to Credit Agreement]

CITIZENS BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Richard Norberg
Name:	Richard Norberg
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

First-Citizens Bank & Trust Company (successor by merger to CIT Bank, N.A.), as a Lender

By:	/s/ Craig Hopper
Name:	Craig Hopper
Title:	Director

[Signature Page to Second Amendment to Credit Agreement]

Annex I

Amended Credit Agreement

See attached.

Conformed through First Amendment to Credit Agreement dated March 25, 2022 and

Second Amendment to Credit Agreement dated April 3, 2023

CREDIT AGREEMENT

dated as of July 22, 2020

among

STEVEN MADDEN, LTD.,

as Lead Borrower,

THE OTHER BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

CITIZENS BANK, N.A.,

as Administrative Agent

CITIZENS BANK, N.A.,

as Joint Lead Arranger and Sole Bookrunner,

and

CIT BANK,

a division of First-Citizens Bank & Trust Company (successor by merger to CIT Bank, N.A.),

as Joint Lead Arranger

TABLE OF CONTENTS

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CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of July 22, 2020, among STEVEN MADDEN, LTD., a Delaware corporation (the “Lead Borrower”), the other Borrowers party hereto from time to time, the Lenders party hereto from time to time and CITIZENS BANK, N.A., as Administrative Agent.

RECITALS

A. The Borrowers have requested that the Lenders make loans and other financial accommodations to the Borrowers as more fully set forth herein.

B. The Lenders have indicated their willingness to lend and each L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions.

As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.

“ABR Loan” means a Loan (other than a Swingline Loan) bearing interest based on the Alternate Base Rate.

“Acceptable Document of Title” means, with respect to any In-Transit Inventory, a tangible bill of lading or other Document or Document of Title that (a) is issued by a common carrier, which is not an Affiliate of the Approved Foreign Vendor or any Loan Party, which is in actual possession of such In-Transit Inventory, (b) is issued to a Loan Party (and, in the case of any negotiable documents, to the order of a Loan Party) or, if so requested by the Administrative Agent, is issued to the order of the Administrative Agent, (c) names the Administrative Agent as a notify party and bears a conspicuous notation on its face of the Administrative Agent’s security interest therein, and (d) is subject to the Administrative Agent’s duly perfected First Priority security interest.

“Account” means an “account” as defined in Article 9 of the UCC.

“Account Debtor” has the meaning set forth in the Security Agreement.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the historical Consolidated EBITDA of such Acquired Entity or Business for such period as certified by a Financial Officer of Lead Borrower to the knowledge of such Financial Officer, which historical Consolidated EBITDA shall be calculated in a manner consistent with the definition of Consolidated EBITDA herein and to be based on financial statements for such Acquired Entity or Business prepared in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments with respect to financial statements that are not annual audited financial statements), provided that when such Acquired EBITDA is included in Consolidated EBITDA it shall be on a Pro Forma Basis.

of law) by any Governmental Authority made or issued after the Agreement Date or, in the case of Section 3.4(e), after the First Amendment Effective Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, requirements, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, requirements, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Agreement Date) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the Equity Interests of Lead Borrower entitled to vote for members of the board of directors of Lead Borrower on a fully diluted basis, (b) a majority of the seats (other than vacant seats) on the board of directors (or equivalent governing body) of Lead Borrower shall at any time be occupied by Persons who were neither (i) nominated, approved or appointed by the board of directors (or equivalent governing body) of Lead Borrower nor (ii) nominated, approved or appointed by individuals so nominated, approved, or appointed, or (c) Lead Borrower shall fail to own, directly or indirectly, free and clear of all Liens (other than Liens permitted pursuant to Section 7.2), 100% of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each other Loan Party (or such lesser percentage as may be owned, directly or indirectly, as of the Closing Date or the later acquisition thereof) except where such failure is as a result of (x) a transaction permitted by the Loan Documents or (y) directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law.

“CIT Purchaser” means The CIT Group/Commercial Services, Inc., a New York corporation.

“CIT Assignment and Intercreditor Agreement” means the Assignment and Intercreditor Agreement, dated as of April 3, 2023, by and among Lead Borrower, certain of Lead Borrower’s Affiliates party thereto, CIT Purchaser and the Administrative Agent.

“CIT Bank” means CIT Bank, a division of First-Citizens Bank & Trust Company (successor by merger to CIT Bank, N.A.), a national banking association.

“CIT Factoring Agreement” means the Credit Approved Receivables Purchasing Agreement, dated as of April 3, 2023, by and among Lead Borrower, certain of Lead Borrower’s Affiliates party thereto and CIT Purchaser.

“CIT Factoring Collateral” means each CIT Purchased Receivable with respect thereto.

“CIT Fee Letter” means that certain Fee Letter, dated as of the Closing Date, between Lead Borrower and CIT Bank.

“CIT First Amendment Fee Letter” means that certain First Amendment Fee Letter, dated as of the First Amendment Effective Date, between Lead Borrower and CIT Bank.

“CIT Purchased Receivable” means a “Purchased Receivable” under, and as defined in, the CIT Factoring Agreement.

“Citizens Bank” means Citizens Bank, N.A., a national banking association.

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Lien other than Liens permitted pursuant to Section 7.2, it being understood that in the case of the pledge of Equity Interests constituting Collateral, the Administrative Agent shall have received all stock certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) the Secured Obligations shall have been secured by a first priority (subject to (x) Permitted Encumbrances arising under, and having priority by operation of, applicable law, and (y) Liens permitted pursuant to Section 7.2(d), (e) or (k)) security interest in (i) all Indebtedness of Lead Borrower and its Subsidiaries that is owing to any Loan Party which shall be evidenced by the Master Intercompany Note and (ii) all other Indebtedness owed to a Loan Party, which if evidenced by a promissory note or other instrument, shall have been pledged to the Administrative Agent, and in each case under clauses (i) and (ii), the Administrative Agent shall have received the Master Intercompany Note and, to the extent required by the Security Agreement, such other promissory notes and other instruments together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(e) none of the Collateral shall be subject to any Lien other than Liens expressly permitted by Section 7.2; and

(f) on or prior to the Agreement Date (or, as to any Person that becomes a Loan Party after the Agreement Date, the date such Person becomes a Loan Party in accordance with the provisions of this Credit Agreement) the Administrative Agent shall have received a Perfection Certificate from Lead Borrower with respect to each Loan Party.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets as provided in the Collateral Documents.

The Administrative Agent may grant extensions of time for the perfection of security interests in and the other requirements pursuant to this definition with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines (and without the consent of any other Secured Party), that, except as may be required by law, perfection or other requirements cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Credit Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Credit Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth herein and in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and Lead Borrower, (b) in no event shall the Collateral include any Excluded Assets, and (c) notwithstanding anything to the contrary included in this definition, delivery of only the Collateral Documents required to be delivered by Section 4.1 shall be a condition precedent to the Credit Extensions on the Closing Date.

“Collateral Documents” means, collectively, the Security Agreement, the Rosenthal Collateral Assignment, the CIT Assignment and Intercreditor Agreement, the Credit Card Notifications, each Control Agreement, each Collateral Access Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Perfection Certificate, the HK Collateral Document, each agreement creating or perfecting rights in Cash Collateral and each other security agreement, instrument or other document executed or delivered pursuant to the Collateral and Guarantee Requirement, Section 6.12, Section 6.16 or the Security Agreement, in each case, to secure any of the Secured Obligations.

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the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Lead Borrower, to confirm in writing to the Administrative Agent and Lead Borrower that it will comply with its prospective funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Lead Borrower, or (d) has, or has a direct or indirect holding company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect holding company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent demonstrable error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.9(b)) upon delivery of written notice of such determination to Lead Borrower, the L/C Issuers, the Swingline Lender and each Lender.

“Disclosure Exceptions” has the meaning set forth in Section 6.1(f).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the historical Consolidated EBITDA of such Sold Entity or Business for such period as certified by a Financial Officer of Lead Borrower, which historical Consolidated EBITDA shall be calculated in a manner consistent with the definition of Consolidated EBITDA herein and to be based on financial statements for such Sold Entity or Business prepared in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments with respect to financial statements that are not annual audited financial statements), provided that when such Disposed EBITDA is excluded from Consolidated EBITDA it shall be on a Pro Forma Basis).

“Disposition” means, with respect to any Person, the sale, transfer, license, lease or other disposition (including by way of Division, Sale and Leaseback or any sale or issuance of Equity Interests by way of a merger or otherwise) by such Person to any other Person, with or without recourse, of (a) any notes or accounts receivable or any rights and claims associated therewith, (b) any Equity Interests of any Subsidiary (other than directors’ qualifying shares), or (c) any other assets, provided, however, that none of the following shall constitute a Disposition: (i) any sale, transfer, license, lease or other disposition by (A) a Loan Party to another Loan Party or (B) a Non-Loan Party Subsidiary to a Loan Party or to another Non-Loan Party Subsidiary, (ii) the collection of accounts receivable and other obligations in the ordinary course of business (including (x) the sale to Rosenthal of Rosenthal Purchased Receivables pursuant to the Rosenthal Factoring Agreement and (y) the sale to CIT Purchaser of CIT Purchased Receivables pursuant to the CIT Factoring Agreement), (iii) sales of Inventory in the ordinary course of business, and (iv) any Casualty Event. Each of the terms “Dispose” and “Disposed” when used as a verb shall have an analogous meaning.

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“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States, or any state, commonwealth or other political subdivision thereof (including, for the avoidance of doubt, the District of Columbia).

“DQ List” has the meaning set forth in Section 10.4(f)(iv).

“Earn-Out Obligations” means, with respect to any Person, obligations of such Person that are recognized under GAAP as a liability of such Person, payable in cash or which may be payable in cash at the seller’s or obligee’s option arising from the acquisition of a business or a line of business (whether pursuant to an acquisition of Equity Interests or assets, the consummation of a merger or consolidation or otherwise) and payable to the seller or sellers thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” means an Account (other than a Credit Card Receivable) arising in the ordinary course of the business of any Loan Party from the sale of goods or rendition of services, except any Account to which any of the exclusionary criteria set forth below applies as determined by Lead Borrower and/or the Administrative Agent in its Permitted Discretion (with concurrent written notice to Lead Borrower) at any time and from time to time after the Closing Date; provided, however, that no Accounts of an Acquired Entity or Business shall be Eligible Accounts until such time as the Administrative Agent shall have received and be satisfied in its Permitted Discretion with the results of a field examination with respect thereto, such field exam to be conducted at the Borrowers’ expense. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(a) it is not at the time of determination subject to the Administrative Agent’s duly perfected First Priority security interest; or

(b) such Loan Party does not have good and valid title thereto, free and clear of any Lien (other than Permitted Encumbrances); or

(c) any representation or warranty contained in this Credit Agreement or any other Loan Document with respect to such Account proves to be untrue in any material respect as of the date of making or deemed making thereof or any covenant hereunder or under any other Loan Document with respect to such Account has been breached (after giving effect to any notice or cure period); or

(d) it arises out of (i) a sale made or services rendered by a Loan Party to another Loan Party or to any Subsidiary or other Affiliate of a Loan Party or to a Person controlled by an Affiliate of a Loan Party or (ii) services rendered (other than, in the case of this clause (ii), Accounts constituting commissions payable to a Loan Party for serving as a buying agent for footwear products under private

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labels for retailers, in the ordinary course of business and consistent with past practices for the Loan Parties’ “First Cost” segment); or

(e) it remains unpaid more than (i) 60 days (or 90 days if such Account is owing from Walmart Inc., Target Corporation, Amazon.com, Inc., The TJX Companies, Inc. and/or any Affiliate of any of the foregoing) after the original due date shown on the applicable invoice or (ii) 90 days (or 120 days if such Account is owing from Walmart Inc., Amazon.com, Inc., The TJX Companies, Inc. and/or any Affiliate of any of the foregoing (or 130 days if such Account is owing from Target Corporation and/or any Affiliate thereof)) after the original invoice date shown on the applicable invoice; or

(f) 50% or more of the net amount of all Accounts owing from the applicable Account Debtor are ineligible under the criteria set forth in clause (e) above; or

(g) any Accounts owing from the applicable Account Debtor are Rosenthal Purchased Receivables or CIT Purchased Receivables; or

(h) if Rosenthal is the Loan Parties’ collection agent with respect to such Account, Rosenthal is in breach of (i) the Rosenthal Collateral Assignment in any material respect, (ii) any of its obligations under the Rosenthal Factoring Agreement to remit proceeds of collections of any Accounts to the Rosenthal Collection Account or (iii) the Rosenthal Factoring Agreement with respect to what amounts Rosenthal is permitted to debit from the Rosenthal Collection Account (it being acknowledged that Rosenthal may debit from the Rosenthal Collection Account any commissions owed to Rosenthal from time to time under the Rosenthal Factoring Agreement as and when the related Rosenthal Referred Accounts are paid); or

(i) the total unpaid Accounts owing from the applicable Account Debtor exceed 15% (or 30% in the case of Walmart Inc., Target Corporation, The TJX Companies, Inc. and/or any Affiliate of any of the foregoing) of the net amount of all Eligible Accounts, but only to the extent of such excess; or

(j) the applicable Account Debtor has disputed liability with respect to such Account, or the applicable Account Debtor has made any claim with respect to any other Account owing from such Account Debtor to a Loan Party or any Subsidiary or other Affiliate of a Loan Party, or such Account otherwise is or may become subject to any right of setoff by the applicable Account Debtor; provided that any such Account shall be eligible to the extent such amount thereof exceeds such dispute, claim, setoff or similar right; or

(k) the applicable Account Debtor has commenced a voluntary case under the federal bankruptcy laws which is pending, as now constituted or hereafter amended, or made an assignment for the benefit of creditors generally, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of such Account Debtor in an involuntary case under the federal bankruptcy laws which is pending, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws, as now constituted or hereafter amended, has been filed against such Account Debtor, or such Account Debtor has failed, permanently suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs which is pending; or

(l) it arises from a sale made or services rendered to an Account Debtor that is organized or has its principal offices located outside the United States (excluding territories or

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(a) it is not at the time of determination subject to the Administrative Agent’s duly perfected First Priority security interest; or

(b) without limiting clause (a) of this definition, it constitutes Rosenthal Factoring Collateral or, for the avoidance of doubt, CIT Factoring Collateral; or

(c) such Loan Party does not have good and valid title thereto, free and clear of any Lien (other than Permitted Encumbrances); or

(d) any representation or warranty contained in this Credit Agreement or any other Loan Document with respect to such Inventory proves to be untrue in any material respect as of the date of making or deemed making thereof or any covenant hereunder or under any other Loan Document with respect to such Inventory has been breached (after giving effect to any notice or cure period); or

(e) it does not meet the specifications of the purchase order or contract for such Inventory, if any; or

(f) it is raw materials or work in process, or consists of packaging materials, supplies, tooling, samples or literature; or

(g) it is not in good, new and saleable condition; or

(h) it is slow-moving, obsolete or unmerchantable; or

(i) it does not meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Inventory; or

(j) it is situated at a location outside the United States (excluding territories or possessions of the United States); or

(k) it is not situated at a location in compliance with this Credit Agreement, provided that Inventory situated at a Material Inventory Location or a location in a Landlord Lien State, in either case not owned by such Loan Party or a Subsidiary thereof, will be Eligible Inventory only if the Administrative Agent has received a Collateral Access Agreement with respect to such location or if the Administrative Agent has established an applicable Reserve in its Permitted Discretion; or

(l) it is in transit (other than Inventory that is in transit within the United States between locations of the Loan Parties and/or Inventory temporarily in transit and/or stored in the United States in the ordinary course of business, including at a hub or terminal utilized by a common carrier, trucking service or other transportation provider); or

(m) it is subject to any licensing, royalty or other Intellectual Property agreement with any third party (i) which would require any consent of any third party for the Disposition of such Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such Disposition (to the extent of such monies), (ii) from whom any Loan Party has received written notice of a dispute in respect of such agreement, to the extent that the Administrative Agent determines, in its Permitted Discretion, that such dispute could reasonably be expected to prevent or impair the Disposition of such Inventory or (iii) if the Administrative Agent otherwise determines, in its Permitted Discretion, that such Inventory cannot be freely Disposed of by the Administrative Agent during the continuance of an Event of a Default; or

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“Material Indebtedness” means, as of any date, Indebtedness (other than (i) Indebtedness under the Loan Documents, (ii) Indebtedness owing to Lead Borrower or any of its Subsidiaries ~~and~~, (iii) Indebtedness arising under the Rosenthal Factoring Agreement and (iv) Indebtedness under the CIT Factoring Agreement) of any one or more of the Loan Parties or any of their Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be its Swap Termination Value.

“Material Inventory Location” means (a) each distribution center or warehouse location and (b) each other location (other than retail stores) where Inventory of the Loan Parties with an aggregate book value in excess of $1,000,000 is located, other than temporarily.

“Maturity Date” means, with respect to the Revolving Facility, the Revolving Maturity Date.

“Minimum Collateral Amount” means, with respect to any L/C Obligations at any time, an amount equal to 103% of such L/C Obligations at such time.

“Monthly Borrowing Base Reporting Trigger Event” means a Borrowing of Loans made by the Borrowers pursuant to Section 2.2 or Section 2.3 of this Credit Agreement.

“Monthly Borrowing Base Reporting Trigger Period” means the period commencing on the occurrence of a Monthly Borrowing Base Reporting Trigger Event, and continuing until the first date thereafter that the aggregate Outstanding Amount of Loans is equal to zero for a period of at least 30 consecutive calendar days.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any (a) Mandatory Prepayment Disposition or Mandatory Prepayment Casualty Event by any Loan Party or any of its Subsidiaries, the cash proceeds received by a Loan Party or any Subsidiary thereof (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events, but excluding cash proceeds received from Lead Borrower or any of its Subsidiaries) net of the sum, without duplication, of (i) transaction expenses (including broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and Lead Borrower’s good faith estimate of taxes paid or payable in connection with the receipt of such cash proceeds), (ii) amounts set aside as a reserve in accordance with GAAP, including in respect of, without duplication, (x) earn-outs and other purchase price adjustments associated with the purchase price of the asset subject to a Mandatory Prepayment Disposition and (y) liabilities associated with such asset that are retained by Lead Borrower or any Subsidiary thereof, including pension and post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations (provided that, in each case of the foregoing clauses (x) and (y), to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) in the case of insurance settlements and condemnation awards related to a Mandatory Prepayment Casualty Event, amounts previously paid, or expected to be reasonably promptly paid, by such Loan Party or such Subsidiary to replace or restore the affected property, (iv) the principal amount, premium or penalty, if any, interest, costs and other amounts on any Indebtedness which is secured by a Lien on the asset that is the subject of the Mandatory Prepayment Disposition or Mandatory Prepayment Casualty Event which is senior in priority to the Liens

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Article 2

THE CREDITS

Section 2.1 Commitments; Reserves.

(a) Revolving Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment, (ii) the Total Revolving Outstandings (other than any Overadvances and Protective Advances to the extent permitted hereunder) exceeding the Line Cap, or (iii) the Total Revolving Outstandings exceeding the Revolving Credit Maximum Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Revolving Loans may be ABR Loans or BSBY Loans, as further provided herein.

(b) Reserves.

(i) The Administrative Agent may establish or increase Reserves from time to time in its Permitted Discretion upon at least three Business Days’ prior written notice to Lead Borrower, which notice shall include a reasonably detailed description of such Reserve being established or increased (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve or change with Lead Borrower and (ii) Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided that no such prior notice shall be required for (w) changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation previously utilized, (x) new or increased Reserves during the continuance of any Event of Default, (y) new or increased Reserves in respect of Liens on Collateral which would be pari passu with or have a priority superior to the Administrative Agent’s Liens, or (z) any Reserves established or increased in accordance with Section 2.1(b)(ii) in respect of Rosenthal Purchased Receivables or the CIT Purchased Receivables. During such three Business Day period, no Credit Extensions shall be required to be made if, after giving pro forma effect to such Reserve, such Credit Extensions would result in the Total Revolving Outstandings exceeding the Line Cap or a breach of the applicable Financial Covenant.

(ii) Lead Borrower shall notify the Administrative Agent in writing before any Loan Party sells any Account to Rosenthal or CIT Purchaser pursuant to the Rosenthal Factoring Agreement or the CIT Factoring Agreement, respectively, and unless such Account is already excluded from the then current Borrowing Base by operation of clause (g) of the definition of Eligible Account or otherwise, it is acknowledged and agreed that the Administrative Agent may elect, in its Permitted Discretion, to establish a Reserve with respect to such Account becoming a Rosenthal Purchased Receivable or a CIT Purchased Receivable, as applicable.

Section 2.2 Borrowings, Conversions and Continuations of Loans

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(c) the occurrence of any ERISA Event (or any similar event with respect to a Foreign Plan) that, together with all other ERISA Events (or other similar events with respect to Foreign Plans) that have occurred, could reasonably be expected to result in liability of any Loan Party in an aggregate amount exceeding the Threshold Amount;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;

(e) the occurrence of any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(f) any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein;

(g) if, prior to the Permanent Borrowing Base Trigger, the Loan Parties’ combined liquidity (including unrestricted cash and Cash Equivalents and availability under the Revolving Facility) falls below $50,000,000 for two consecutive Business Days; and

(h) promptly after the furnishing, receipt or execution thereof, copies of (i) any amendment, waiver, consent or other written modification of the Rosenthal Factoring Agreement or the CIT Factoring Agreement and (ii) any notice of default or any notice related to the exercise of remedies under the Rosenthal Factoring Agreement or the CIT Factoring Agreement.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of Lead Borrower or other executive officer of Lead Borrower setting forth the details of the event or development requiring such notice and, in the case of any such notice under clause (a), (b), (c), (e), (f) or (h)(ii), any action taken or proposed to be taken with respect thereto.

Section 6.3 Existence; Conduct of Business.

Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except (a) where the failure of a Subsidiary (other than any Loan Party) to maintain its legal existence could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) that neither Lead Borrower nor any Subsidiary shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges and franchises if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (c) as otherwise permitted under Section 7.3 or Section 7.5.

Section 6.4 Payment and Performance of Obligations.

Each Borrower will, and will cause each of its Subsidiaries to, pay or perform its obligations, including federal, provincial, state, municipal, foreign and other Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being Contested in Good Faith, and/or (b) the failure to make payment or perform could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, provided that nothing in this

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reasonably detailed aged trial balance of the Accounts of the Loan Parties, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed in a form consistent with reports currently prepared by the Loan Parties with respect to such information, (iii) a reasonably detailed accounts payable aging regarding the Loan Parties, (iv) reconciliations of the Loan Parties’ Inventory as shown on the Loan Parties’ perpetual inventory, to the Loan Parties’ general ledger and to the Loan Parties’ financial statements, and (v) Inventory reports in such format and detail as the Administrative Agent shall reasonably request and which shall include a current list of all locations of the Loan Parties’ Inventory (other than Inventory stored at temporary locations or in-transit from one location to another location in the ordinary course of business or Inventory and equipment out for repair or refurbishment or at trade shows), all with supporting materials as the Administrative Agent shall reasonably request.

(ii) Collateral Reporting Trigger Event. Prior to the occurrence of each Collateral Reporting Trigger Event, the Loan Parties shall deliver to the Administrative Agent an updated Borrowing Base Certificate reflecting such Collateral Reporting Trigger Event on a pro forma basis and demonstrating that upon giving effect to such Collateral Reporting Trigger Event, (A) the Total Revolving Outstandings will not exceed the Line Cap and (B) the Borrowers will be in compliance with the applicable Financial Covenant.

(b) Account Verification. The Administrative Agent’s officers, employees or agents shall have the right, at any time or times if an Event of Default has occurred and is continuing, in the name of the Administrative Agent, any designee of the Administrative Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of any Loan Party by mail, telephone, electronic communication or otherwise. The Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(c) Records, Schedules and Assignments of Accounts. The Loan Parties shall keep records of their Accounts and all payments and collections thereon (including (x) sales to Rosenthal of Rosenthal Purchased Receivables pursuant to the Rosenthal Factoring Agreement and (y) sales to CIT Purchaser of CIT Purchased Receivables pursuant to the CIT Factoring Agreement), which records shall be complete and accurate in all material respects. The Loan Parties shall submit to the Administrative Agent (i) on such periodic basis as the Administrative Agent shall reasonably request, in its Permitted Discretion, a sales and collections report for the preceding period, in form reasonably acceptable to the Administrative Agent, in its Permitted Discretion, and consistent with the reports currently prepared by the Loan Parties with respect to such information reasonably acceptable to the Administrative Agent and (ii) upon the Administrative Agent’s written request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Accounts of the Loan Parties and such other matters and information relating to the status of then existing Accounts of the Loan Parties as the Administrative Agent shall request, in its Permitted Discretion.

(d) Administration of Inventory. The Loan Parties shall keep records of their Inventory, which records shall be complete and accurate in all material respects. The Loan Parties (or their accountants) shall conduct a physical inventory no less frequently than annually and shall provide to Administrative Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Administrative Agent shall reasonably request.

(e) Collateral Access Agreements. With respect to any lease (other than leases for sales offices and leases for retail stores), warehousing agreement or any processing agreement, in any case entered into after the Closing Date, the Loan Parties shall use commercially reasonable efforts to provide the Administrative Agent with a Collateral Access Agreement with respect to such premises

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in connection with the Transactions and Permitted Acquisitions or any other Investment permitted under this Credit Agreement;

(xv) Indebtedness issued by Lead Borrower or any Subsidiary to current or former officers, directors and employees, their respective permitted transferees, assigns, estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Lead Borrower permitted by Section 7.8, which Indebtedness may be secured only by Liens on such Equity Interests and proceeds thereof;

(xvi) Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(xvii) Indebtedness owed to one or more unaffiliated third parties financing Foreign Receivables and/or Foreign Inventory (and related, rights, assets and/or Equity Interests), and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount (together with the aggregate principal amount of Indebtedness outstanding under Section 7.1(a)(x)) not to exceed $35,000,000 at any time outstanding, which Indebtedness may be secured only by Liens permitted by Section 7.2(k);

(xviii) additional Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; ~~and~~

(xix) Indebtedness arising under the Rosenthal Factoring Agreement; and

(xx) Indebtedness arising under the CIT Factoring Agreement.

(b) [Reserved].

For purposes of determining compliance with this Section 7.1, if Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 7.1, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described above but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 7.2), and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described above, Lead Borrower may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.1 (and subject to compliance, where relevant, with Section 7.2) and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Indebtedness outstanding under the Loan Documents and/or incurred in respect of any Secured Obligations shall at all times be deemed to have been incurred pursuant to Section 7.1(a)(i).

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(h) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (e) of the definition thereof arising out of such repurchase transaction;

(i) (i) any condemnation or eminent domain proceedings affecting any real property and (ii) in the case of real property in which a Loan Party or Subsidiary has a leasehold interest or easement rights, any Lien, mortgage, security interest, restriction, encumbrance or any other matter of record to which the fee simple interest (or any superior leasehold interest) is subject;

(j) Liens securing obligations under Swap Agreements consisting of Liens on any margin or collateral posted by Lead Borrower or any Subsidiary under a Swap Agreement as a result of any regulatory requirement, swap clearing organization, or other similar regulations, rules, or requirements and/or reasonably required by the counterparty thereto;

(k) Liens on Foreign Receivables and/or Foreign Inventory (and related rights, assets and/or Equity Interests) securing Indebtedness permitted by Section 7.1(a)(xvii);

(l) Liens on any property or asset of Lead Borrower or any Subsidiary (other than Collateral of the type included in the Borrowing Base, related rights and assets, and Intellectual Property) securing Indebtedness or other obligations in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; ~~and~~

(m) Liens on Rosenthal Factoring Collateral arising under the Rosenthal Factoring Agreement; and

(n) Liens on CIT Factoring Collateral arising under the CIT Factoring Agreement.

For purposes of determining compliance with this Section 7.2, (A) a Lien need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described above but may be permitted in part under any combination thereof, and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described above, Lead Borrower may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this Section 7.2 and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Liens created under any Loan Documents and/or in respect of any Secured Obligations shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 7.2.

Section 7.3 Fundamental Changes; Business; Fiscal Year.

(a) The Borrowers will not, and will not permit any of their respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve or consummate a Division (if such Division results in the creation of a Person that is not a Loan Party); provided that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall or would have occurred and be continuing:

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Section 7.10 Restrictive Agreements.

The Borrowers will not, and will not permit any of their respective Subsidiaries that are Loan Parties or Domestic Subsidiaries (other than Excluded Subsidiaries) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Domestic Subsidiaries (other than any Excluded Subsidiaries) to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist, or the ability of the Administrative Agent to exercise any right or remedy with respect to, any Lien in favor of the Administrative Agent created under the Loan Documents) or (b) the ability of any Loan Party or any of its Domestic Subsidiaries (other than Excluded Subsidiaries) to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Lead Borrower or any other Loan Party or Domestic Subsidiary (other than any Excluded Subsidiary) or to Guarantee Indebtedness of Lead Borrower or any other Loan Party or Domestic Subsidiary (other than any Excluded Subsidiary); provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by the Loan Documents, (B) restrictions and conditions existing on the Agreement Date identified on Schedule 7.10 (and any extension or renewal of, and any amendment or modification that does not materially expand the scope of, any such restriction or condition), (C) customary restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary or its Equity Interests or assets, or assets of Lead Borrower, pending such Disposition, provided that such restrictions and conditions apply only to the Subsidiary, Equity Interests or assets to be Disposed and such Disposition is permitted hereunder, (D) restrictions and conditions in effect at the time any Person becomes a Subsidiary and not entered into in connection with or in contemplation of such Person becoming a Subsidiary, (E) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture and/or its Equity Interests, (F) restrictions and conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (G) customary restrictions and conditions imposed in connection with purchase money obligations, mortgage financings and lease obligations with respect to the property purchased or leased or (H) any restriction or condition arising from amendments, replacements, extensions or renewals of any agreement containing any of the foregoing to the extent that the scope of the restriction or condition is not expanded in any material respect, (ii) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or leases permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or subject to such leases, as the case may be, and (iii) clause (a) of this Section shall not apply to customary provisions in agreements restricting the assignment thereof.

Section 7.11 Amendment of Material Documents.

The Borrowers will not, and will not permit any of their respective Subsidiaries to, amend, supplement, modify or waive any of their rights under any of their Organizational Documents ~~or~~, the Rosenthal Factoring Agreement or the CIT Factoring Agreement, other than amendments, modifications or waivers that could not reasonably be expected to materially adversely affect the Credit Parties; provided that, in respect of the Rosenthal Factoring Agreement and the CIT Factoring Agreement, the Borrowers shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of all material amendments, modifications or waivers thereto promptly after the execution and delivery thereof. Without limiting the generality of the foregoing, the Borrowers will not, and will not permit any of their respective Subsidiaries to, amend, supplement, modify or waive any of their rights under any of the following provisions of the Rosenthal Factoring Agreement (with each of the following terms used as defined therein, to the extent not otherwise defined in this Credit Agreement): (i) the definitions of “Credit Agreement”, “Credit Agreement Agent” or “Credit Agreement Default” or the Credit Agreement

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Agent’s right to exercise the Redirection Right during the continuance of a Credit Agreement Default, (ii) the terms and conditions upon which Rosenthal may purchase Receivables, the effect of which would decrease the Purchase Price for any Receivable, permit Rosenthal to purchase a Receivable that is not a Credit Approved Receivable or a Receivable that is less than 120 days past due, or permit Rosenthal to purchase a Receivable other than for cash consideration remitted to the Collection Account at the time of such purchase, in each case without the Administrative Agent’s prior written consent, (iii) any provision, the effect of which would permit Rosenthal to debit the Collection Account for any reason other than to collect commissions owed to Rosenthal from time to time under the Rosenthal Factoring Agreement as and when the related Referred Accounts are paid, (iv) the location, account number, ownership or other terms of the Collection Account, without the Administrative Agent’s prior written consent, (v) any provision, the effect of which would reduce the scope, timing or frequency of amounts required to be remitted by Rosenthal to the Collection Account, or (vi) the requirement that invoices (and other statements to Customers) evidencing Referred Accounts clearly state that each Receivable is payable to Rosenthal in its capacity as collection agent on the Loan Parties’ behalf. Without limiting the generality of the foregoing, the Borrowers will not, and will not permit any of their respective Subsidiaries to, amend, supplement, modify or waive any of their rights under any of the following provisions of the CIT Factoring Agreement (with each of the following terms used as defined therein, to the extent not otherwise defined in this Credit Agreement): the terms and conditions upon which CIT Purchaser may purchase Receivables, the effect of which would decrease the Purchase Price for any Receivable, permit CIT Purchaser to purchase a Receivable that is not an Approved Receivable or a Receivable that is less than 90 days past due, or permit CIT Purchaser to purchase a Receivable other than for cash consideration, in each case without the Administrative Agent’s prior written consent.

Section 7.12 Financial Covenants.

(a) Minimum Availability Prior to Permanent Borrowing Base Trigger. The Borrowers will not permit Availability to be less than the greater of (i) $22,500,000 and (ii) 15% of the Line Cap, at any time prior to the occurrence of the Permanent Borrowing Base Trigger.

(b) Minimum Availability After Permanent Borrowing Base Trigger. The Borrowers will not permit Availability to be less than the greater of (i) $15,000,000 and (ii) 10% of the Line Cap, at any time after the occurrence of the Permanent Borrowing Base Trigger.

Section 7.13 Payments on Subordinated Debt.

The Borrowers will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Subordinated Debt except that (a) Lead Borrower or any Subsidiary may make payments of Subordinated Debt to the extent permitted by the subordination provisions applicable thereto and (b) so long as the Payment Conditions shall have been satisfied, Lead Borrower or any Subsidiary may make other payments of Subordinated Debt.

Section 7.14 Dispositions of Intellectual Property.

The Borrowers will not, and will not permit any other Loan Party to, encumber, sell or otherwise transfer or assign any Intellectual Property that is used or useful in connection with the Collateral without providing prior written notice thereof to the Administrative Agent and, if so requested by the Administrative Agent, and prior to or concurrently with consummating such transaction, causing

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even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company) and the same shall remain undischarged or unbonded for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its Subsidiaries (excluding any Immaterial Subsidiaries) to enforce any such judgment.

(l) ERISA Events. (i) An ERISA Event shall have occurred; (ii) a Loan Party or ERISA Affiliate shall fail to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; (iii) any event similar to the foregoing shall occur or exist with respect to a Foreign Plan; or (iv) there shall be at any time a Lien imposed against the assets of any Loan Party or ERISA Affiliate under Section 412 or Section 430 of the Code or Sections 302, Section 303, or Section 4068 of ERISA; and in the case of each of clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries (or in the case of an ERISA Event described in subsection (b) of the definition of that term in Section 1.1, could reasonably be expected to subject any Loan Party, any of its Subsidiaries, any Pension Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any Pension Plan or trust to a tax or penalty on “prohibited transactions” under Section 502 of ERISA or Section 4975 of the Code) in an aggregate amount exceeding the Threshold Amount.

(m) Invalidity of Loan Documents. Any Loan Document shall cease, for any reason, to be in full force and effect (other than in accordance with its terms), or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder.

(n) Liens. Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral (as required by the Loan Documents), with the priority required by the applicable Collateral Document, other than (i) in accordance with the terms of the applicable Loan Documents, (ii) to the extent that any such loss of perfection results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries (other than the Hong Kong Guarantor) or the application thereof, or (iii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents or to duly file any UCC financing statements, continuation statements or other similar filings.

(o) Change of Control. A Change of Control shall occur.

(p) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with their terms), or any Loan Party shall contest in writing the validity or enforceability thereof or wrongfully deny that it has any further liability or obligation thereunder, or the Secured Obligations shall not have the priority contemplated by such subordination provisions.

(q) Invalidity of Rosenthal or CIT Intercreditor Provisions. The provisions of the Rosenthal Collateral Assignment or the CIT Assignment and Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), or any Loan Party shall contest in any manner the validity or enforceability thereof or wrongfully deny that it has any further liability or obligation thereunder, or the Secured Obligations shall not have the priority contemplated by such intercreditor provisions.

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